Exhibit  99(b)

           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                DECEMBER 31, 2001


                                                      Intial Costs to the Partnership
                                -----------------------------------------------------------------             Costs
                                                                                                            Capitalized
                                                                                  Building &                Subsequent to
          Description              Encumbrances                Land              Improvements                Acquisition
---------------------------     -----------------    ------------------     ---------------------     ------------------------
Properties:

Office Building
Lisle, IL                              None                  1,780,000                15,743,881                    5,037,547

Garden Apartments
Atlanta, GA                            None                  3,631,212                11,168,904                      896,490 (b)

Retail Shopping Center
Roswell, GA                            None                  9,454,622                21,513,677                    1,910,005

Office/Warehouse
Bolingbrook, IL                        None                  1,373,199                 7,302,518                      363,903

Garden Apartments
Raleigh, NC                            None                  1,623,146                14,135,553                      182,140

Office Building
Brentwood, TN                          None                  1,797,000                 6,588,451                    1,592,218

Office Park
Oakbrook Terrace, IL                   None                  1,313,310                11,316,883                    1,385,288

Office Building
Beaverton, OR                          None                    816,415                 9,897,307                    1,275,482

Industrial Building
Salt Lake City, UT                     None                    582,457                 4,805,676                    1,179,974

Industrial Building
Aurora, CO                             None                  1,338,175                 7,202,411                    1,590,931

Office Complex
Brentwood, TN                          None                  2,425,000                 7,063,755                      123,268

                                                     ------------------     ---------------------     ------------------------
                                                            26,134,536               116,739,016                   15,537,246
                                                     ==================     =====================     ========================

                                                                           Gross Amount at Which
                                                                          Carried at Close of Year
                                ---------------------------------------------------------------------------------------------------
                                                          Building &                                 Year of              Date
          Description                   Land            Improvements        Total (a)(b)(c)        Construction         Acquired
---------------------------     ----------------      -----------------   --------------------   -----------------  ---------------
Properties:

Office Building
Lisle, IL                             1,780,000             20,781,428             22,561,428        1985            Apr., 1988

Garden Apartments
Atlanta, GA                           3,631,212             12,065,394             15,696,606        1987            Apr., 1988

Retail Shopping Center
Roswell, GA                           9,462,951             23,415,353             32,878,304        1988            Jan., 1989

Office/Warehouse
Bolingbrook, IL                       1,373,199              7,666,421              9,039,620        1989            Feb., 1990

Garden Apartments
Raleigh, NC                           1,623,146             14,317,693             15,940,839        1995            Jun., 1995

Office Building
Brentwood, TN                         1,797,377              8,180,292              9,977,669        1982            Oct., 1995

Office Park
Oakbrook Terrace, IL                  1,313,821             12,701,660             14,015,481        1988            Dec., 1995

Office Building
Beaverton, OR                           844,751             11,144,453             11,989,204        1995            Dec., 1996

Industrial Building
Salt Lake City, UT                      702,323              5,865,784              6,568,107        1997            Jul., 1997

Industrial Building
Aurora, CO                            1,415,159              8,716,358             10,131,517        1997            Sep., 1997

Office Complex
Brentwood, TN                         2,453,117              7,158,906              9,612,023        1987            Oct., 1997

                                ----------------      -----------------   --------------------
                                     26,397,056            132,013,742            158,410,798
                                ================      =================   ====================




                                                      2001                       2000                        1999
                                              ---------------------     ------------------------     ---------------------
(a)       Balance at beginning of year                 154,613,404                  172,606,825               170,045,055
            Additions:
             Acquistions                                         0                            0                         0
             Improvements, etc.                          3,797,394                    2,480,354                 2,561,770
            Deletions:
             Sale                                                0                  (20,473,775)                        0

                                              ---------------------     ------------------------     ---------------------
          Balance at end of year                       158,410,798                  154,613,404               172,606,825
                                              =====================     ========================     =====================

(b)       Net of $1,000,000 settlement
            received from lawsuit.


           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
            SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                                DECEMBER 31, 2001



                                                                 Intial Costs to the Partnership
                                                            ------------------------------------------           Costs
                                                                                                              Capitalized
                                       Encumbrances                                      Building &          Subsequent to
          Description                  at 12/31/01                Land                  Improvements          Acquisition
---------------------------------  -------------------      ----------------     ---------------------    -------------------
Interest in Properties:

Garden Apartments
Jacksonville, FL                            9,996,863             2,750,000                14,650,743              2,310,482

Retail Shopping Center
Kansas City MO and KS                      15,222,363             5,710,916                15,211,504                223,293

Garden Apartments
Gresham/Salem, OR                           8,863,334             3,063,000                15,318,870                433,212

Retail Shopping Center
Hampton, VA                                10,134,324             2,339,100                12,767,956                      0

                                   -------------------      ----------------     ---------------------    -------------------
                                           44,216,884            13,863,016                57,949,073              2,966,987
                                   ===================      ================     =====================    ===================


                                                               Gross Amount at Which
                                                             Carried at Close of Year
                             ------------------------------------------------------------------------------------------------------

                                                    Building &                                  Year of              Date
          Description             Land             Improvements         Total (a)(b)(c)       Construction         Acquired
---------------------------  ---------------    ------------------    -------------------   --------------------  -----------------
Interest in Properties:

Garden Apartments
Jacksonville, FL                  2,750,000            16,961,225             19,711,225           1973            Sept., 1999

Retail Shopping Center
Kansas City MO and KS             5,710,916            15,434,797             21,145,713     Various Ranging       Sept., 1999
                                                                                              From 1972-1992
Garden Apartments
Gresham/Salem, OR                 3,063,000            15,752,082             18,815,082     Various Ranging       Feb., 2001
                                                                                              From 1971-1983
Retail Shopping Center
Hampton, VA                       2,339,100            12,767,956             15,107,056           1998             May, 2001

                             ---------------    ------------------    -------------------
                                 13,863,016            60,916,060             74,779,076
                             ===============    ==================    ===================





                                                         2001                 2000                    1999
                                                     -----------------     ------------------     -----------------
(a)         Balance at beginning of year                   25,121,329             22,587,869                     0
              Additions:
               Acquistions                                 33,488,926                      0            38,556,018
               Improvements, etc.                           1,674,862              2,162,457                     0
              Deletions:
               Sale                                                 0                      0                     0

            Encumbrances on Joint Ventures
              accounted for by the equity method              374,783                371,003           (15,968,149)

                                                     -----------------     ------------------     -----------------
            Balance at end of year                         60,659,900             25,121,329            22,587,869
                                                     =================     ==================     =================


* Partnership interest accounted for by the equity method.

                      Report of Independent Accountants on

                          Financial Statement Schedules


To the Partners of The Prudential
Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 15, 2002 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedules listed in Item 14(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
New York, New York
February 15, 2002